EXHIBIT 10.4
AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED
PETROLEUM HELICOPTERS, INC.
1995 INCENTIVE COMPENSATION PLAN
     This Amendment No. 1 to the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan (the “Plan”) is effective as of May 26, 2000.
     WHEREAS, in 2000 the Board of Directors of Petroleum Helicopters, Inc. (now PHI, Inc.) (the “Company”) approved an amendment to the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan to increase the number of shares of non-voting common stock available to be issued under the Plan by 250,000 shares (the “Amendment”);
     WHEREAS, the shareholders of the Company approved the Amendment at the 2000 annual meeting of shareholders held on May 26, 2000; and
     WHEREAS, the Amendment had not been formally documented in writing.
     NOW, THEREFORE, the Amendment is hereby documented by amending the first sentence of Section 5.1 of the Plan to read as follows:
     Subject to adjustment as provided in Section 10.6, a total of 750,000 shares of Common Stock are authorized to be issued under the Plan, 175,000 shares of which shall be voting Common Stock and 575,000 shares of which shall be non-voting Common Stock.
     Executed in Lafayette, Louisiana, this 5th day of November, 2010.

PHI, INC.
By:	/s/ Michael J. McCann
Michael J. McCann
Chief Financial Officer and Secretary